Exhibit 10.8
SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT
This Second Amendment to Securities Purchase Agreement (this “Second Amendment”) is entered into as of September 15, 2022 (the “Second Amendment Effective Date”) by and among Evofem Biosciences, Inc., a Delaware corporation (the “Company”), Adjuvant Global Health Technology Fund, LP, and Adjuvant Global Health Technology Fund, DE, LP (the “Purchasers”).
RECITALS
WHEREAS, the Company and the Purchasers are party to that certain Securities Purchase Agreement, dated as of October 14, 2020, as amended by that First Amendment to Securities Purchase Agreement, dated as of April 4, 2022 (as amended, the “Purchase Agreement”), pursuant to which the Purchasers purchased certain convertible promissory notes (the “Notes”; together with the Purchase Agreement, the “Transaction Documents”) of the Company;
WHEREAS, pursuant to Section 10.8 of the Purchase Agreement, any term of the Purchase Agreement or the Notes may be amended only with the written consent of the Company and the Purchasers holding a majority of the outstanding balance, in the aggregate, of all Notes issued pursuant to the Purchase Agreement (the “Requisite Purchasers”);
WHEREAS, the undersigned Purchasers constitute the Requisite Purchasers; and
WHEREAS, the Company and the Purchasers wish to amend the Purchase Agreement to address the provisions set forth herein effective as of the Second Amendment Effective Date.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
1.    Definitions; References; Continuation of Purchase Agreement. Unless otherwise specified herein, each capitalized term used herein that is defined in the Purchase Agreement shall have the meaning assigned to such term in the Purchase Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement”, the “Securities Purchase Agreement” and each other similar reference, contained in the Purchase Agreement and any other Transaction Document shall from and after the date hereof refer to the Purchase Agreement as amended hereby. Except as amended or waived hereby, all terms and provisions of the Purchase Agreement and the Notes shall continue unmodified and remain in full force and effect.
2.    Amendment to the Purchase Agreement.
2.1    Amendment to Section 1.1 of the Purchase Agreement. Effective as of the Second Amendment Effective Date, Section 1.1 of the Purchase Agreement is hereby amended to add new defined terms “Approved Stock Plan,” “Convertible Securities,” “Excluded Securities,” “June 2022 Warrants,” and “Options,” “Right,” and “Right Shares” as set forth below:
“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.
“Excluded Securities” means (i) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Amendment Effective Date, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered (other than antidilution adjustments pursuant to the terms thereof in effect as of the Amendment Effective Date), none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder (other than antidilution adjustments pursuant to the terms thereof in effect as of the Amendment Effective Date) and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Purchasers; and (iii) the shares of Common Stock issuable upon exercise of the Rights; provided, that the terms of the Rights are not amended, modified or changed on or after the Amendment Effective Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Amendment Effective Date).
“June 2022 Warrants” means those certain common stock purchase warrants issued to the Purchasers on June 28, 2022, pursuant to the Purchase Agreement.
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Right” means that certain prepaid right to receive shares of Common Stock as set forth in the Exchange Agreements, dated as of September 15, 2022, by and between the Company and each of the Purchasers.

“Right Shares” means the shares of Common Stock underlying the Right.

2.2    Amendment to Section 4.1 of the Purchase Agreement. Effective as of the achievement of the Second Amendment Effective Date, Section 4.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:
“Optional Conversion. Subject to the limitations set forth in Sections 4.4 and 4.5, at the option of the Purchasers, each Purchaser shall have the right to convert all or any portion of the Notes held by such Purchaser at any time into Common Stock at a conversion price (the “Conversion Price”) equal to the lower of: (a) $0.21 or (b) the “Adjusted Conversion Price” which shall initially be $0.21 and subject to adjustment as set forth herein. If after the Amendment Effective Date and through the second anniversary of the Amendment Effective Date (the “Adjustment End Date”), the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or in accordance with this Section 5.1 is deemed to have granted, issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities granted issued or sold or deemed to have been granted issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the then effective Adjusted Conversion Price (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Adjusted Conversion Price shall equal the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the Adjusted Conversion Price under this Section 5.1, the following shall be applicable:
(a)Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Adjusted Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale (or the time of execution of such agreement to grant, issue or sell, as applicable) of such Option for such price per share. For purposes of this Section 5.1, the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale (or pursuant to the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale (or the agreement to grant, issue or sell, as applicable) of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Adjusted Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities. Notwithstanding the foregoing, in the event of the issuance of a “pre-funded” warrant (i.e., a warrant that has a purchase price attributed to it and a nominal exercise price), the price at which the underlying shares are sold shall equal the sum of the exercise price and the warrant purchase price.
(b)Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Adjusted Conversion Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 5.1(b), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Adjusted Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Adjusted Conversion Price has been or is to be made pursuant to other provisions of this Section 5.1, except as contemplated below, no further adjustment of the Adjusted Conversion Price shall be made by reason of such issuance or sale.
(c)Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in this Section 5.1), the Adjusted Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Adjusted Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 5.1(c), if the terms of any Option or Convertible Security (including, without limitation, any Option or Convertible Security that was outstanding as of the Amendment Effective Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 5.1 shall be made if such adjustment would result in a decrease of the Adjusted Conversion Price then in effect.
(d)Calculation of Consideration Received. If any Option and/or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Purchaser, the “Primary Security”, and such Option and/or Convertible Security, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of (x) the purchase price of such Unit or (y) if such Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Sections 5.1(a) or 5.1(b) above. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Purchaser. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Purchaser. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. “Principal Market” means the OTC Pink Marketplace.
(e)Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

3.    Amendment to the Registration Rights Agreement.
3.1    Amendment to defined term “Registrable Securities”. Effective as of the Second Amendment Effective Date, the defined term “Registrable Securities” is hereby amended to mean the Right Shares and the shares of Common Stock issued or issuable upon the conversion of the Notes.
4.    Covenants of the Company. The Company hereby covenants to the Purchasers that the Company shall increase its shares in an amount equal to 100% of the Waived Reserve Amount (as defined below) by January 31, 2023 (the “Share Reserve Deadline”).
4.1    Subsequent Placement Exchange Right. If at any time during the term of the Notes, Company grants, issues or sells (or enters into any agreement to grant, issue or sell), any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company (each, a “Subsequent Placement”), the Purchasers may elect, on or prior to the fifth Business Day immediately following the public announcement of such Subsequent Placement, to purchase the securities or, as applicable, units of securities, issued in such Subsequent Placement by delivery of written notice to the Company of its request to apply all, or any part, of the Outstanding Balance then outstanding, on a dollar-for-dollar basis, against the purchase price of such securities. Notwithstanding the forgoing, the Company shall not be required to settle such securities prior to the Share Reserve Deadline.

5.    Certain Waivers.
5.1    Reservation of Shares. The Purchasers hereby waive from the date hereof and through the Share Reserve Deadline the requirement that the Company keep shares of Common Stock reserved for issuance upon conversion of the Notes (the “Waived Reserve Amount”).
5.2    Outstanding Balance Increase. The Purchasers hereby grant a one-time waiver of Section 7.2(a) of the Purchase Agreement, solely and only to the extent necessary, to allow the increase to the principal amount of the Outstanding Balance (as defined in the Baker Purchase Agreement), including costs and expenses (including reasonable attorneys’ fees) incurred by the Designated Agent (as defined below) and/or Baker Bros. (as defined below) relating to the Baker Purchase Agreement, in accordance with the terms of that certain Forbearance Agreement, dated as of September 15, 2022, by and among the Company, the purchasers party thereto (“Baker Bros.”) and Baker Bros. Advisors LP, as agent and collateral agent for Baker Bros. (the “Designated Agent”). The “Baker Purchase Agreement,” means that certain Securities Purchase and Security Agreement, dated as of April 23, 2020, by and among the Company, Baker Bros., and the Designated Agent, as amended from time to time.
6.    Miscellaneous.
6.1    Governing Law. This Second Amendment shall be governed in all respects by and construed in accordance with the laws of the State of New York without regard to provisions regarding choice of laws.
6.2    Entire Agreement. This Second Amendment, together with the Purchase Agreement, the Notes, the other Note Documents, and the Exhibits to the Purchase Agreement and thereto (all of which are hereby expressly incorporated herein by this reference) constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
6.3    Titles and Subtitles. The titles of the sections and clauses of this Second Amendment are for convenience of reference only and are not to be considered in construing this Second Amendment.
6.4    Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery by facsimile or e-mail of an executed counterpart of a signature page shall be effective as delivery of an original executed counterpart.
6.5    Severability. Should any provision of this Second Amendment be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Second Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Securities Purchase Agreement to be effective as of the date first above written.
EVOFEM BIOSCIENCES, INC.

By: /s/ Justin J. File
Name: Justin J. File
Title: Chief Financial Officer
Address:
12400 High Bluff Drive, Suite 600
San Diego, CA

Email:

Signature Page to Second Amendment to Securities Purchase Agreement

ADJUVANT GLOBAL HEALTH TECHNOLOGY FUND, LP
as a Purchaser
By: Adjuvant Capital GP, L.P., its General Partner
By: Adjuvant Capital Management, LLC, its General Partner

By: /s/ Jenny Yip
Name: Jenny Yip
Title: Co-President
Address:
445 Fifth Ave, #20D
New York, NY 10016

Email:

Signature Page to Second Amendment to Securities Purchase Agreement

ADJUVANT GLOBAL HEALTH TECHNOLOGY FUND DE, LP,
as a Purchaser
By: Adjuvant Capital GP, L.P., its General Partner
By: Adjuvant Capital Management, LLC, its General Partner

By: /s/ Jenny Yip
Name: Jenny Yip
Title: Co-President
Address:
445 Fifth Ave, #20D
New York, NY 10016

Email:

Signature Page to Second Amendment to Securities Purchase Agreement